Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Boise Inc.:

We consent to the incorporation by reference in the registration statement on this Form S-8 of Boise Inc. of our reports dated February 28, 2012, with respect to the consolidated balance sheets of Boise Inc. and subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2011, and the effectiveness of internal control over financial reporting as of December 31, 2011, and with respect to the consolidated balance sheets of BZ Intermediate Holdings LLC and subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of income, capital, and cash flows for each of the years in the three-year period ended December 31, 2011, which reports appear in the December 31, 2011 annual report on Form 10‑K of Boise Inc. and BZ Intermediate Holdings LLC.
/s/ KPMG LLP
Boise, Idaho
July 27, 2012

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